Exhibit 99.1

USANA Health Sciences Reports Fourth Quarter and Full-Year Financial Results

  Fourth quarter net sales increased 8.7% to $252.9 million, up 12.7% in constant currency
  Number of active Associates at quarter-end increased 11.9% to 471,000
  Fourth quarter EPS decreased 5.4% to $0.871
  For the year, net sales increased 9.5% to a record $1.006 billion, up 14.1% in constant currency
  For the year, EPS increased 11.1% to a record $3.991
  Company provides 2017 Outlook

SALT LAKE CITY--(BUSINESS WIRE)--February 7, 2017--USANA Health Sciences, Inc. (NYSE: USNA) today announced financial results for its fiscal fourth quarter and year ended December 31, 2016.

Financial Performance

For the fourth quarter of 2016, net sales increased to $252.9 million, up 8.7%, compared with $232.6 million in the prior-year period. A stronger U.S. dollar negatively affected net sales by $9.2 million for the quarter. Excluding the impact of currency, net sales would have increased by 12.7% for the fourth quarter of 2016. Net sales growth was driven by an 11.9% increase in the number of active Associates.

Net earnings for the fourth quarter decreased by 8.7% to $21.9 million, compared with $24.0 million during the prior-year period. Changes in currency negatively impacted net earnings by an estimated $2.4 million. Lower gross margins and higher Associate Incentives expenses also negatively impacted net earnings. Gross margins were lower largely due to production inefficiencies associated with moving to the Company’s new manufacturing facility in China, as well as the negative impact from a stronger U.S. dollar. Associate Incentives expense was higher, in great part, due to a global incentive that the Company offered during the quarter to generate excitement and customer growth. Additionally, the effective tax rate for the fourth quarter was again lower due to the Company’s early adoption of ASU 2016-09 (Topic 718) - Improvements to Employee Share-Based Payment Accounting. The Company’s adoption of this standard increased net earnings by approximately $1.1 million, or $0.03 on a diluted per share basis, for the quarter.

Earnings per diluted share for the fourth quarter decreased by 5.4% to $0.87, compared with $0.92 in the prior year period. This decrease in earnings per diluted share is the result of lower net earnings, including changes in currency that negatively impacted earnings per diluted share by an estimated $0.10, partially offset by a lower diluted share count. Weighted average diluted shares outstanding were 25.0 million for the fourth quarter of 2016, compared with 26.2 million in the prior-year period. The Company did not repurchase any shares during the quarter.

The Company generated $55.3 million in cash from operations during the fourth quarter and finished the year with $175.8 million in cash and cash equivalents and no debt. As of February 7, 2017, $35.4 million remains available under the current share repurchase authorization.

“While USANA finished the year with another quarter of solid top line and Associate growth, several initiatives we implemented during the fourth quarter resulted in net earnings at the lower end of our guidance,” said Kevin Guest, Chief Executive Officer. “The first of these initiatives was the successful transition of our China manufacturing operations to our new production facility, which is now fully operational. With this facility in place, we now have the production capacity that we need in China. A second initiative entailed us offering a growth incentive to our Associates around the world that positively contributed to our performance during the quarter. These initiatives are important to our business and have also helped us get off to a good start in 2017.”

Regional Results

Net sales in the Asia Pacific region increased 12.4% to $193.4 million, or 16.8% on a constant-currency basis. Within Asia Pacific, net sales:

  Increased 11.8% in Greater China (up 18.4% on a constant currency basis);
  Increased 11.3% in Southeast Asia Pacific region (up 11.5% on a constant currency basis); and
  Increased 23.3% in North Asia (up 22.7% on a constant currency basis).

Sales growth in Greater China was primarily driven by 20.1% Associate growth in mainland China, while sales growth in Southeast Asia Pacific resulted from Associate growth in nearly every market. Finally, sales growth in North Asia resulted from 33.3% Associate growth in South Korea. The total number of active Associates in the Asia Pacific region increased by 15.3% year-over-year and 4.1% sequentially.

Net sales in the Americas and Europe region decreased by 1.6% to $59.5 million. This decrease was due to a modest decline in the number of active Associates in the region as well as a negative $1.7 million impact from the strengthening of the U.S. dollar. While Mexico and Canada generated constant currency sales growth of 25.5% and 13.0%, respectively, net sales in the United States declined 11.4% year-over-year.

“Our growth continues to be driven by momentum in most of the markets in our Asia Pacific region,” continued Mr. Guest. “In particular, we are encouraged by our sequential quarter growth in China where we generated 6.8% constant currency sales growth and 6.2% growth in the number of active Associates. In our Americas and Europe region, we continue to be pleased with the solid performance in Canada and Mexico, but are also focused on implementing growth strategies that will improve our results in the United States.”

2016 Results

Net sales for fiscal 2016 increased by 9.5%, or $87.6 million, to $1.006 billion, compared with $918.5 million in 2015. This increase in net sales was driven largely by sales and Associate growth in the Company’s Asia Pacific region. Net sales for the full-year were negatively impacted by $41.6 million due to a strengthening of the U.S. dollar. On a constant currency basis, net sales increased by 14.1% during fiscal 2016.

Net earnings for 2016 increased by 5.7% to $100.0 million, compared with $94.7 million in the prior year. This increase was driven by higher net sales and a lower effective tax rate. Lower gross margins, higher operating expenses, and the negative impact of changes in currency largely offset this increase. The significant decrease in the effective tax rate for the full year 2016 is due to the Company’s early adoption of ASU 2016-09 (Topic 718) - Improvements to Employee Share-Based Payment Accounting. The Company’s adoption of this standard increased net earnings by approximately $8.6 million, or $0.30 on a diluted per share basis, for fiscal 2016.

Earnings per diluted share for the year increased 11.1% to $3.99, compared with $3.59 in the prior year. This increase was due to higher net earnings and a lower number of shares outstanding due to the Company’s share repurchases during 2016. Changes in currency negatively impacted earnings per diluted share by $0.46.

“2016 was another exceptional year for USANA,” continued Mr. Guest. “We surpassed the $1 billion mark in net sales, generating our 14th consecutive year of record sales, and we reported the highest EPS in the history of the Company. On top of these achievements, we successfully launched our new Incelligence™ product platform, which illustrates the evolution of USANA’s vision of product personalization. The Incelligence™ platform is the future of USANA’s product portfolio that we believe will keep our company at the forefront of nutritional supplementation. In 2017, our strategies will emphasize personalization, growth oriented initiatives and continued investment in our global IT infrastructure to support our customers’ needs and future growth.”

Outlook

The Company provided the following consolidated net sales and earnings per share outlook for 2017:

  Consolidated net sales between $1.04 billion and $1.07 billion, representing approximate growth between 3.4% and 6.4%, or between 8.5% and 11.5% on a constant currency basis
  Earnings per share between $3.80 and $4.10

The Company’s outlook reflects:

  A continued negative impact from currency fluctuations, which the Company currently estimates will reduce net sales by approximately $46 million for the full-year
  Relative gross margin and Associate incentives expense similar to 2016 operating results
  An operating margin similar to levels achieved in 2016 due to continued investments in the business
  An effective tax rate of 34.3%, which excludes any impact from ASU 2016-09
  A diluted share count of approximately 25.1 million

Chief Financial Officer Paul Jones commented, “Our outlook for 2017 projects solid constant currency net sales growth, led again by our Asia Pacific region. We also anticipate making incremental investments in the business and introducing new initiatives throughout the year that are intended to drive customer growth across most of our regions.”

Internal Investigation of China Operations

The Company is voluntarily conducting an internal investigation of its China operations, BabyCare Ltd. The investigation focuses on compliance with the Foreign Corrupt Practices Act (“FCPA”) and certain conduct and policies at BabyCare, including BabyCare’s expense reimbursement policies. The Audit Committee of the Board of Directors has assumed direct responsibility for reviewing these matters and has hired experienced counsel to conduct the investigation. While the Company does not believe that the subject amounts are quantitatively material or will materially affect its financial statements, it cannot currently predict the outcome of the investigation on its business, results of operations or financial condition. The Company has voluntarily contacted the Securities and Exchange Commission and the United States Department of Justice to advise both agencies that an internal investigation is underway and intends to provide additional information to both agencies as the investigation progresses. Because the internal investigation is in its early stage, the Company cannot predict the duration, scope, or result of the investigation.

Non-GAAP Financial Measures

Constant currency net sales, earnings, EPS and other currency-related financial information (collectively, “Financial Results”) are non-GAAP financial measures that remove the impact of fluctuations in foreign-currency exchange rates and help facilitate period-to-period comparisons of the Company’s Financial Results and thus provide investors an additional perspective on trends and underlying business results. Constant currency Financial Results are calculated by translating the current period's Financial Results at the same average exchange rates in effect during the applicable prior-year period and then comparing this amount to the prior-year period's Financial Results.

Conference Call

The Company has posted the “Management Commentary, Results and Outlook” document on the Company’s website (www.usanahealthsciences.com) under the “Investor Relations” section of the site. USANA will hold a conference call and webcast to discuss today’s announcement with investors on Wednesday, February 8, 2017 at 11:00 a.m. Eastern Time. Investors may listen to the call by accessing USANA’s website at http://www.usanahealthsciences.com. The call will consist of brief opening remarks by the Company’s management team, before moving directly into questions and answers.

About USANA

USANA develops and manufactures high-quality nutritional supplements, healthy foods and personal care products that are sold directly to Associates and Preferred Customers throughout the United States, Canada, Australia, New Zealand, Hong Kong, China, Japan, Taiwan, South Korea, Singapore, Mexico, Malaysia, the Philippines, the Netherlands, the United Kingdom, Thailand, France, Belgium, Colombia and Indonesia. More information on USANA can be found at http://www.usanahealthsciences.com.

Safe Harbor

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. Our actual results could differ materially from those projected in these forward-looking statements, which involve a number of risks and uncertainties, including global economic conditions generally, reliance upon our network of independent Associates, the governmental regulation of our products, manufacturing and marketing risks, adverse publicity risks, risks associated with our international expansion and operations, and risks associated with the internal investigation into BabyCare’s operations. The contents of this release should be considered in conjunction with the risk factors, warnings, and cautionary statements that are contained in our most recent filings with the Securities and Exchange Commission.

1 EPS results reflect a 2-for-1 split of the Company’s common shares, which became effective November 23, 2016.

USANA Health Sciences, Inc.
Consolidated Statements of Earnings
(In thousands, except per share data)
(Unaudited)

	Quarter Ended		Twelve Months Ended
	2-Jan-16	31-Dec-16	2-Jan-16	31-Dec-16

Net sales	$232,585	$252,901	$918,499	$1,006,083
Cost of sales	40,181	46,321	159,682	180,190
Gross profit	192,404	206,580	758,817	825,893

Operating expenses
Associate incentives	103,409	117,536	408,160	453,077
Selling, general and administrative	53,858	57,208	208,995	234,194

Earnings from operations	35,137	31,836	141,662	138,622

Other income (expense)	404	(61)	927	(70)
Earnings before income taxes	35,541	31,775	142,589	138,552

Income taxes	11,574	9,893	47,917	38,511

NET EARNINGS	$23,967	$21,882	$94,672	$100,041

Earnings per share - diluted	$0.92	$0.87	$3.59	$3.99
Weighted average shares outstanding - diluted	26,165	25,037	26,355	25,047

USANA Health Sciences, Inc.
Consolidated Balance Sheets
(In thousands)
(Unaudited)

	As of	As of
ASSETS	2-Jan-16	31-Dec-16
Current Assets
Cash and cash equivalents	$143,210	$175,774
Inventories	66,119	64,810
Prepaid expenses and other current assets	34,935	37,277
Total current assets	244,264	277,861

Property and equipment, net	87,982	101,267
Goodwill	17,432	16,715
Intangible assets, net	38,269	34,349
Deferred income taxes	9,844	18,292
Other assets	25,446	22,158
Total assets	$423,237	$470,642

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable	$10,043	$9,040
Other current liabilities	121,369	129,451
Total current liabilities	131,412	138,491

Deferred income taxes	9,822	5,499
Other long-term liabilities	1,151	1,365

Stockholders' equity	280,852	325,287
Total liabilities and stockholders' equity	$423,237	$470,642

	USANA Health Sciences, Inc.
	Sales by Region
	(unaudited)
	(in thousands)
	Quarter Ended
	2-Jan-16		31-Dec-16		Change from prior year		Currency impact on sales	% change excluding currency impact

Asia Pacific
Greater China	$115,342	49.6%	$128,991	51.0%	$13,649	11.8%	$(7,529)	18.4%
Southeast Asia Pacific	46,520	20.0%	51,789	20.5%	5,269	11.3%	(70)	11.5%
North Asia	10,256	4.4%	12,647	5.0%	2,391	23.3%	63	22.7%
Asia Pacific Total	172,118	74.0%	193,427	76.5%	21,309	12.4%	(7,536)	16.8%

Americas and Europe	60,467	26.0%	59,474	23.5%	(993)	(1.6%)	(1,665)	1.1%

	$232,585	100.0%	$252,901	100.0%	$20,316	8.7%	$(9,201)	12.7%

Active Associates by Region(1)
(unaudited)

	As of
	2-Jan-16		31-Dec-16

Asia Pacific
Greater China	234,000	55.6%	276,000	58.6%
Southeast Asia Pacific	86,000	20.4%	91,000	19.3%
North Asia	13,000	3.1%	17,000	3.6%
Asia Pacific Total	333,000	79.1%	384,000	81.5%

Americas and Europe	88,000	20.9%	87,000	18.5%

	421,000	100.0%	471,000	100.0%

(1) Associates are independent distributors of our products who also purchase our products for their personal use. We only count as active those Associates who have purchased from us any time during the most recent three-month period, either for personal use or resale.

Active Preferred Customers by Region (2)
(unaudited)

	As of
	2-Jan-16		31-Dec-16

Asia Pacific
Greater China	4,000	4.5%	5,000	5.4%
Southeast Asia Pacific	13,000	14.6%	14,000	15.1%
North Asia	9,000	10.1%	10,000	10.7%
Asia Pacific Total	26,000	29.2%	29,000	31.2%

Americas and Europe	63,000	70.8%	64,000	68.8%

	89,000	100.0%	93,000	100.0%

(2) Preferred Customers purchase our products strictly for their personal use and are not permitted to resell or to distribute the products. We only count as active those Preferred Customers who have purchased from us any time during the most recent three-month period.

CONTACT:
USANA Health Sciences, Inc.
Investors contact:
Josh Foukas, 801-954-7823
Investor Relations
investor.relations@us.usana.com
or
Media contact:
Dan Macuga, 801-954-7280
Public Relations